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                                                                    EXHIBIT 23.6

                               [RENTX LETTERHEAD]


October 31, 1997




Sent Via Facsimile 309-764-1533

Mr. Joseph Lynch
American Rental Association
1900 19th St.
Moline, Illinois 61265-4198

Dear Mr. Lynch:

The American Rental Association hereby consents to the references to the information published by us and to our name, all of which appear under the captions "Industry Overview, pages 38 and 39" in the Registration Statement on Form S-1, as amended (File No. 333-36341), filed by RentX Industries, Inc. with the Securities and Exchange Commission. (See attached)

Please sign below and return via facsimile (303-782-5370) today to Mr. Arnie Bernstein.

Sincerely,



/s/ Arnie Bernstein
Arnie Bernstein
President and CEO


                                        By: /s/ Joseph M. Lynch
                                           ------------------------------------
                                        Name: Joseph M. Lynch
                                             ----------------------------------
                                             (Print or Type Name)

                                        Title: Deputy Executive Vice President
                                              ---------------------------------


AB:jm

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